Exhibit (j) under Form N-1A
                                              Exhibit 8 under Item 601/Reg S-K




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 39 to Registration Statement No. 2-75756 on Form N-1A of our reports dated December 20, 2005, relating to the financial statements of Federated Stock Trust, for the year ended October 31, 2005, and to the reference made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 28, 2005